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                                                                     Exhibit 2.2


                        FORM OF COMPANY VOTING AGREEMENT


         THIS COMPANY VOTING AGREEMENT (this "Agreement") is made and entered into as of December 11, 1999, by and between Mail.com, Inc.., a Delaware corporation ("Parent") and the undersigned stockholder ("Stockholder") of the Company.

                                    RECITALS

         A. Concurrently with the execution and delivery of this Agreement, NetMoves Corporation, a Delaware Corporation (the "Company"), Merger Sub (as defined below) and Parent are entering into an Agreement and Plan of Merger (the "Merger Agreement") that provides for the merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company. Pursuant to the Merger, each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") shall be converted into the right to receive Class A common stock, par value $0.01 per share, of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement;

         B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of Company Common Stock and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

         C. In consideration of the execution of the Merger Agreement by Parent, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Stockholder has voting power so as to facilitate consummation of the Merger.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1.     CERTAIN DEFINITIONS.

         Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

                1.1 "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms and (ii) the Effective Time.

                1.2 "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity or (iii) governmental authority.

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                1.3 "Shares" shall mean: (i) all securities of the Company
(including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

                1.4 "Transfer", when used as a verb, shall mean to sell, pledge, assign, encumber, dispose of or otherwise transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), or, when used as a noun, shall mean a sale, pledge, assignment, encumbrance, disposition, or other transfer (including a merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise or other transfer by operation of law).

         2.     RESTRICTIONS ON TRANSFER.

         Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not, either directly or indirectly, Transfer any shares of or options to purchase Company Common Stock or any other securities or rights convertible into or exchangeable for shares of Company Common Stock, owned either directly or indirectly, by Stockholder or with respect to which Stockholder has the power of disposition, whether now or hereafter acquired, without the prior written consent of Parent; provided that the foregoing requirements shall not prohibit any Transfer to any Person where as a precondition to such Transfer the transferee: (i) executes a counterpart of this Agreement and an Irrevocable Proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (ii) agrees in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not (a) deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares or (b) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement.

         3.     AGREEMENT TO VOTE SHARES.

         (a) Stockholder hereby agrees to appear, or cause the holder of record on any applicable record date to appear for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof at which matters relating to the Merger, the Merger Agreement or any transaction contemplated thereby are considered. At every meeting of the stockholders of the Company, and at


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every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in his or her capacity as such) shall vote, or cause the Shares to be voted, in favor of approval and adoption of the Merger Agreement and the approval of the Merger and in favor of each other action contemplated by the Merger Agreement and any action required in furtherance hereof or thereof.

         (b) At every meeting of the stockholders of the Company, and at every adjournment thereof and on every action or approval by written consent of the stockholders of the Company, Stockholder shall vote, or cause the Shares to be voted, against (i) any Acquisition Proposal (in his capacity as such), (ii) any dissolution, liquidation or winding up of or by the Company or (iii) any amendment of the Certificate of Incorporation or by-laws of the Company or other proposal or transaction involving the Company, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any material provision of the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement or change in any manner the voting rights of any class of the Company's capital stock. Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

         4.     IRREVOCABLE PROXY.

         Stockholder is hereby delivering to Parent an irrevocable proxy in the form attached hereto as Exhibit A (the "Irrevocable Proxy") with respect to each meeting of stockholders of the Company and action by stockholders of the Company by written consent in lieu of a meeting, such Irrevocable Proxy to cover the total number of Shares in respect of which Stockholder is entitled to vote. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies given thereby with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

         5.     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.

                5.1 Stockholder (i) is the beneficial owner of the shares of Company Common Stock and the options and warrants to purchase shares of Common Stock of the Company indicated on the signature page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of the Company other than the shares of Company Common Stock and options and warrants and to purchase shares of Company Common Stock indicated on the signature page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Irrevocable Proxy.

                5.2 This Agreement and the Irrevocable Proxy have been duly and validly executed and delivered by Stockholder and constitute the valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their respective terms. The execution and delivery of this Agreement and the Irrevocable Proxy by Stockholder


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do not, and the performance of Stockholder's obligations hereunder will not, (a)
result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligations to which Stockholder is a party or by which Stockholder or the Shares are or will be bound or affected or (b) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any state or federal public body or authority is required by or with respect to Stockholder in connection with the execution and delivery of this Agreement and the Irrevocable Proxy by Stockholder or the consummation by Stockholder of any of the transactions contemplated hereby or thereby.

         6.     ADDITIONAL DOCUMENTS.

         Stockholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

         7.     LEGENDING OF SHARES.

         Stockholder agrees that it shall forthwith surrender all certificates representing the Shares so that they shall bear a conspicuous legend stating that they are subject to this Agreement (and the restrictions on transfer provided for herein) and to an Irrevocable Proxy. Subject to the terms of
Section 2 hereof, Stockholder agrees that it shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

         8.     TERMINATION.

         This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

         9.     NO SOLICITATION.

         Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder will not, and will not permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by it to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined in the Merger Agreement), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person


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with respect to any Acquisition Proposal, (iv) authorize, approve or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment providing for any Acquisition Transaction (as defined in the Merger Agreement) or accepting any Acquisition Proposal. Stockholder as promptly as practicable shall advise Parent orally and in writing of any request received by Stockholder for information which Stockholder reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry received by Stockholder with respect to or which Stockholder reasonably believes could lead to any Acquisition Proposal, the terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry.

         10.    CONFIDENTIALITY.

         Stockholder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Parent.

         11.    MISCELLANEOUS.

                11.1    SEVERABILITY.

                If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                11.2    BINDING EFFECT AND ASSIGNMENT.

                This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without prior written consent of the others. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

                11.3    AMENDMENTS AND MODIFICATION.

                This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.


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                11.4    SPECIFIC PERFORMANCE.

                The parties hereto acknowledge that Parent shall be immediately and irreparably harmed and injured if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached by any of the other parties hereto. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity. If Parent brings an action in equity to enforce the provisions of this Agreement, neither of the other parties hereto will allege, and each hereby waives the defense, that there is an adequate remedy at law.

                11.5    NOTICES.

                All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                if to Parent, to:

                Mail.com, Inc.
                11 Broadway, 6th Floor
                New York, New York 10004

                Attention:            Gerald Gorman

                Telephone No.:  (212) 425-4200 (x205)
                Telecopy No.:  (212) 425-3487

                with a copy at the same address to:

                David W. Ambrosia, Esq.

                Telephone No.:  (212) 425-4200 (x382)
                Telecopy No.:  (212) 425-3487

                and with a copy to:

                Winthrop, Stimson, Putnam & Roberts
                One Battery Park Plaza
                New York, New York 10004-1490


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                Attn: Ronald A. Fleming, Jr., Esq.

                Telephone No.:  (212) 858-1143
                Telecopy No.:  (212) 858-1500

                if to Stockholder, to the address for notice set forth on the signature page hereof.

                11.6    GOVERNING LAW.

                THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                11.7    ENTIRE AGREEMENT.

                This Agreement and the Irrevocable Proxy, together with the Company Affiliate Letter, in the forms attached as Exhibit D to the Merger Agreement, contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                11.8    DESCRIPTIVE HEADINGS.

                The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

                11.9    COUNTERPARTS.

                This Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which, taken together, will constitute one and the same instrument.

                11.10  STOCKHOLDER CAPACITY

                Notwithstanding anything herein to the contrary, no person executing this Agreement who is, or becomes during the term hereof, a director of the Company makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of the Company. Each Stockholder has executed this Agreement solely in his or her capacity as the record or beneficial holder of such Stockholder's Shares or as the trustee of a trust whose beneficiaries are the beneficial owners of such Stockholder's Shares.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

MAIL.COM, INC.


By:
   ------------------------------------
   Name:
   Title:


STOCKHOLDER


By:
   ------------------------------------
   Name:
   Title:


---------------------------------------


---------------------------------------
Print Address


---------------------------------------
Telephone


                                  ---------------------------------------
                                  Facsimile No.

                                  Shares beneficially owned:

                                  ________ shares of Company Common Stock
                                  ________ shares of Company Common Stock
                                  issuable upon exercise of outstanding
                                  options or warrants


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EXHIBIT A

                                IRREVOCABLE PROXY

         The undersigned stockholder of NetMoves Corporation, a Delaware corporation (the "Company"), hereby irrevocably appoints the members of the Board of Directors of Mail.com, Inc., a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned Stockholder of the Company as of the date of this Irrevocable Proxy are listed on the signature page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This proxy is irrevocable, is coupled with an interest and is granted pursuant to that certain Company Voting Agreement of even date by and between Parent and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of and as a condition to Parent entering into that certain Agreement and Plan of Merger (the "Merger Agreement"), among Parent, Mast Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company. The Merger Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms thereof and (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

         The attorneys-in-fact and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney-in-fact and Irrevocable Proxy to demand that the Secretary of the Company call a special meeting of stockholders of the Company for the purpose of considering any action related to the Merger Agreement and to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting (a) in favor of the approval and adoption of the Merger Agreement and the approval of the Merger and in favor of each other action contemplated by the Merger Agreement and any action required in


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furtherance hereof or thereof and (b) against (i) any Acquisition Proposal
(as defined in the Merger Agreement), (ii) any dissolution, liquidation or winding up of or by the Company, (iii) any amendment of the Certificate of Incorporation or by-laws of the Company or other proposal or transaction involving the Company, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any material provision of the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement or change in any manner the voting rights of any class of the Company's capital stock.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.



Dated: December 11, 1999





                           By:
                              -------------------------------------------------
                             Name:
                             Title:

                           Shares beneficially owned:

                           ________ shares of the Company Common Stock
                           ________ shares of the Company Common Stock issuable upon exercise of outstanding options or warrants


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